--------------------------------------------------------------------------------

                       UNITED MICROELECTRONICS CORPORATION

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      THE HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                    AMERICAN DEPOSITARY RECEIPTS ISSUED UNDER
              THE DEPOSIT AGREEMENT, DATED AS OF SEPTEMBER 21, 2000

           ----------------------------------------------------------

                                 Amendment No. 2
                                       to
                                Deposit Agreement

           ----------------------------------------------------------

                       Dated as of ________________, 2007

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I

DEFINITIONS...............................................................     2

         SECTION 1.01.   Definitions......................................     3
         SECTION 1.02.   Effective Date...................................     3

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT...........................................     3

         SECTION 2.01.   Deposit Agreement................................     3
         SECTION 2.02.   Amendments Binding on all Holders
                           and Beneficial Owners..........................     3
         SECTION 2.03.   Change of Fees of the Depositary.................     3
         SECTION 2.04.   Direct Registration System.......................     4

ARTICLE III

AMENDMENTS TO THE FORM OF RECEIPT.........................................     7

         SECTION 3.01.   Receipt Amendment................................     8
         SECTION 3.02.   Change of Fees and Charges of the Depositary.....    10

ARTICLE IV

AMENDMENTS TO THE FEE SCHEDULE............................................    10

         SECTION 4.01.   Amendment to Fee Schedule........................    10

ARTICLE V.................................................................    10

         SECTION 5.01.   Form of Certification Upon Withdrawal............    10

ARTICLE VI

REPRESENTATIONS AND WARRANTIES............................................    10

         SECTION 6.01.   Representations and Warranties...................    11

ARTICLE VII

MISCELLANEOUS.............................................................    11

         SECTION 7.01.   New Receipts.....................................    11
         SECTION 7.02.   Notice of Amendment to Holders of ADSs...........    12
         SECTION 7.03.   Ratification.....................................    12
         SECTION 7.04.   Governing Law....................................    12
         SECTION 7.05.   Counterparts.....................................    12

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

EXHIBIT A

FORM OF RECEIPT...........................................................   A-1

EXHIBIT B

FEE SCHEDULE..............................................................   B-1

EXHIBIT C

FORM OF CERTIFICATION OF WITHDRAWAL.......................................   C-1

                      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT, dated as of _____________, 2007 (this "Amendment"), by and among (i) United Microelectronics Corporation, a company organized and existing under the laws of the Republic of China (the "Company"), (ii) Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and (iii) all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued under the Deposit Agreement, dated as of September 21, 2000, as amended and supplemented from time to time.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of September 21, 2000, as supplemented by a letter agreement, dated as of December 12, 2001, by and between the Company and the Depositary, and as further supplemented by a letter agreement, dated as of August 19, 2003, by and among the Company, Teco Electric & Machinery Co., Ltd and the Depositary, and as further supplemented by a letter agreement, dated as of October 5, 2005, by and between the Company and the Depositary, and as amended by Amendment No. 1 to Deposit Agreement, dated as of March 6, 2006, by and between the Company and the Depositary (such deposit agreement, as so supplemented and amended, the "Deposit Agreement"), for the creation of American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("Receipts") in respect of the American Depositary Shares;

      WHEREAS, the ADSs are listed for trading on The New York Stock Exchange ("NYSE") and the NYSE (i) has eliminated the restrictions it previously imposed on depositary banks' fees, and (ii) requires that securities listed on the NYSE become eligible for the Direct Registration System (the "DRS");

      WHEREAS, the Depositary desires and the Company accepts and agrees to replace the existing certification attached as part of the Deposit Agreement to be delivered by a Holder of ADSs upon withdrawal of Deposited Securities to allow for the electronic submission of such certification in certain circumstances;

      WHEREAS, the Depositary desires and the Company accepts and agrees to (i) amend the Receipts currently outstanding, the form of Receipt annexed to the Deposit Agreement as Exhibit A thereto, and the Fee Schedule annexed to the Deposit Agreement as Exhibit B thereto to enable the Depositary to charge certain additional fees in respect of the ADSs, (ii) amend the Deposit Agreement, the Receipts currently outstanding and the form of Receipt annexed to the Deposit Agreement as Exhibit A thereto to allow ADSs to be eligible for the DRS, (iii) replace the Form of Certification Upon Withdrawal annexed to the Deposit Agreement as Exhibit C thereto to allow for the electronic submission of such certification in certain circumstances, and (iv) to give notice thereof to all Holders of ADSs; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the Receipts currently outstanding, the form of Receipt annexed as Exhibit A to the Deposit Agreement and the Fee Schedule annexed to the Deposit Agreement as Exhibit B thereto and to replace the Form of Certification Upon Withdrawal annexed to the Deposit Agreement as Exhibit C thereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the later to occur of (i) the expiration of 30 days after notice of this Amendment has been given to Holders of outstanding Receipts, or (ii) the date upon which the Commission declares effective the applicable Post-Effective Amendment to F-6 Registration Statement pursuant to which a form of this Amendment has been filed with the Commission.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Deposit Agreement, as defined hereunder, as amended by this Amendment, and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Deposit Agreement.

      SECTION 2.02. Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

      SECTION 2.03. Change of Fees of the Depositary. All references made in the Deposit Agreement to the fees of the Depositary shall, as of the Effective Date, refer to the fees set forth in the Fee Schedule annexed as Exhibit B to this Amendment.

      SECTION 2.04. Direct Registration System. In order to make the ADSs eligible for the DRS, the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the first sentence of Section 1.3 thereof in its entirety and inserting the following in its stead:

            "Section 1.3 "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipts issued hereunder to evidence such Certificated ADSs. ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are evidenced by ADR(s), or
      (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require."

      (b) adding the following new Section 1.8:

            "Section 1.8 "Certificated ADS(s)" shall have the meaning set forth in Section 2.12."

      (c) adding the following to the end of original Section 1.23 thereof:

            "Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose."

      (d) deleting the first sentence of the original Section 1.30 thereof in its entirety and inserting the following in its stead:

            "Section 1.31 "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement."

      (e) renumbering the original Section 1.08 thereof through and including
Section 1.43 thereof, starting with Section 1.9 and continuing sequentially until ending with Section 1.44.

      (f) adding the following new Section 1.45:

            "Section 1.45 "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.12."

      (g) renumbering the original Section 1.44 thereof through and including
Section 1.46 thereof, to start with Section 1.46 and continuing sequentially until ending with Section 1.48.

      (h) deleting the first sentence of Section 2.2.1 thereof in its entirety and inserting the following in its stead:

            "Certificated ADS(s), if any, shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary."

      (i) deleting the fifth sentence of Section 2.2.1 thereof in its entirety and inserting the following in its stead:

            "No Receipt (and no Certificated ADS evidenced thereby) shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Receipt shall have been so dated, signed, countersigned and registered."

      (j) deleting the first sentence of Section 2.2.3 thereof in its entirety and inserting the following in its stead:

            "Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

      (k) deleting the second sentence of Section 2.2.4 thereof in its entirety and inserting the following in its stead:

            "Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a "Balance Certificate" will (except as contemplated in Section 2.11) evidence the ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided."

      (l) adding the following new Section 2.12:

            "Section 2.12 Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)") and ADSs that are not evidenced by ADRs, (such ADSs, the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange any Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs and Certificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange any Certificated ADS(s) for Uncertificated ADS(s) upon (i) the due surrender of such Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing such Certificated ADS(s) and all adverse claims of which the

      Depositary then has written notice, (x) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADSs of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADSs, (2) Uncertificated ADSs shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Uncertificated ADSs shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADSs on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) any Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4 and 4.10, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this
      Section 2.12. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.12) and (II) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs."

                                  ARTICLE III

                        AMENDMENTS TO THE FORM OF RECEIPT

      SECTION 3.01. Receipt Amendment. The form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

      "This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 21, 2000, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by ADRs, as supplemented by a letter agreement, dated as of December 21, 2001, by and between the Company and the Depositary, and as further supplemented by a letter agreement, dated as of August 19, 2003, by and among the Company, Teco Electric & Machinery Co., Ltd and the Depositary, and as further supplemented by a letter agreement, dated as of October 5, 2005, by and between the Company and the Depositary, and as amended by Amendment No. 1 to Deposit Agreement, dated as of March 6, 2006, by and between the Company and the Depositary, and as further amended by Amendment No. 2 to Deposit Agreement, dated as of [DATE], 2007 by and between the Company and the Depositary (as so amended and supplemented and as further amended and supplemented from time to time, the "Deposit Agreement"), with each Holder and Beneficial Owner from time to time of ADSs evidenced by ADRs, by accepting an ADS, becoming bound by all the terms and provisions thereof."

      (b) deleting paragraph (10) thereof in its entirety and inserting the following in its stead:

            "(10) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements); and

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs or securities pursuant to stock dividends or other free stock distributions (e.g., spin-off shares) or upon the exercise of rights to purchase additional ADSs.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary."

      (c) deleting the first sentence of paragraph (11) thereof in its entirety and inserting the following in its stead:

      "It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

      SECTION 3.02. Change of Fees and Charges of the Depositary. All references to the fees and charges of the Depositary made in the form of Receipt attached as Exhibit A to the Deposit Agreement and in each of the Receipts outstanding, as of the Effective Date, under the terms of the Deposit Agreement shall, as of the Effective Date, refer to the fees and charges of the Depositary set forth in paragraph (10) of the Form of Receipt attached as Exhibit A to the Deposit Agreement and the Fee Schedule attached as Exhibit B to this Amendment.

                                   ARTICLE IV

                         AMENDMENTS TO THE FEE SCHEDULE

      SECTION 4.01. Amendment to Fee Schedule. The Fee Schedule annexed to the Deposit Agreement as Exhibit B thereto is hereby amended by deleting it in its entirety and inserting Exhibit B to this Amendment in its stead.

                                   ARTICLE V

                      FORM OF CERTIFICATION UPON WITHDRAWAL

      SECTION 5.01. Form of Certification Upon Withdrawal. The form Certification of Withdrawal annexed to the Deposit Agreement as Exhibit C thereto is hereby replaced by deleting it in its entirety and inserting Exhibit C to this Amendment in its stead.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      SECTION 6.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of China, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of China, nor does any stamp or similar tax need be paid in the Republic of China on or in respect of such agreements.

                                  ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01. New Receipts. From and after the Effective Date, the Depositary shall arrange to have new Receipts printed or amended that reflect the changes to the form of Receipt effected by this Amendment. All Receipts issued after the Effective Date, once such new Receipts are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 7.02. Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, (iii) that the Holder of Receipts shall be given the opportunity, but that it is unnecessary, to substitute their Receipts with new Receipts reflecting the changes effected by this Amendment, as provided in Section 7.01 hereof, and (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

      SECTION 7.03. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 7.04. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of choice of law.

      SECTION 7.05. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

                            [signature page follows]

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                       UNITED MICROELECTRONICS
                                       CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       CITIBANK, N.A., as Depositary

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                     -S-1-

                                   EXHIBIT A

                                [FORM OF RECEIPT]

Number                                                 CUSIP NUMBER: 910873 20 7

                                                American Depositary Shares (each
                                                       American Depositary Share
                                             representing five Fully Paid common
                                          shares each par value NT$10 per share)

                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  Representing
                       DEPOSITED FULLY PAID COMMON SHARES
                                       of
                       UNITED MICROELECTRONICS CORPORATION

       (Incorporated under the laws of the Republic of China (the "ROC"))

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that CEDE & CO., as nominee of THE DEPOSITORY TRUST COMPANY (hereinafter ("DTC") is the record owner of _______________________ American Depositary Shares (hereinafter each an "ADS"), representing deposited common shares, each of par value of NT$10, including evidence of rights to receive such common shares (the "Shares") of United Microelectronics Corporation, a corporation incorporated under the laws of the ROC (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents five Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Taipei Branch, (the "Custodian"). The ratio of American Depositary Shares to Shares is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 21, 2000, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by ADRs, as supplemented by a letter agreement, dated as of December 21, 2001, by and between the Company and the Depositary, and as further supplemented by a letter agreement, dated as of August 19, 2003, by and among the Company, Teco Electric & Machinery Co., Ltd and the Depositary, and as further supplemented by a letter agreement, dated as of October 5, 2005, by and between the Company and the Depositary, and as amended by Amendment No. 1 to Deposit Agreement, dated as of March 6, 2006, by and between the Company and the Depositary, and as further amended by Amendment No. 2 to Deposit Agreement, dated as of [DATE], 2007, by and between the Company and the Depositary (as so amended and supplemented and as further amended and supplemented from time to time, the "Deposit Agreement"), with each Holder and Beneficial Owner from time to time of ADSs evidenced by ADRs, by accepting an ADS, becoming bound by all the terms and provisions thereof.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      (2) Surrender of Receipts and Withdrawal and Sale of Deposited Securities.
(a) ROC Requirements. The Depositary and the Company have been advised that under current ROC law, a Holder who is a non-ROC person wishing to withdraw Deposited Securities from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority. In addition, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with a local securities brokerage firm, remit funds and exercise a shareholder's rights. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facilities on the TSE or otherwise. The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

      (b) Sale of Deposited Securities. Upon surrender of Receipts at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of the Deposit Agreement and the Company's Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' Receipts be sold on such Holder's behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. The Depositary and the Company have been advised that under current ROC law, the Shares deposited in connection with the Offering may not be sold for a period of three months from the closing of the Offering. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder's ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

      Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided in the Deposit Agreement, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

      (c) Withdrawal of Deposited Securities. The Holder of this Receipt (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions:
(i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this Receipt) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this Receipt has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid, and (v) the Holder of the ADSs has delivered to the Depositary any and all certifications necessary to allow the Company to comply with applicable ROC law reporting requirements (including the Form of Certification Upon Withdrawal as Exhibit C to the Deposit Agreement), duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and regulations and the rules of the Taiwan Securities Central Depository Co. Ltd., and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof. The Depositary and the Company have been advised that under current ROC law, ADSs representing newly issued Shares deposited in connection with the Offering may not be surrendered for a period of three months from the closing of the Offering; consequently, the Company and the Depositary have elected to prohibit the surrender of ADSs and the withdrawal of any Shares deposited in connection with the Offering until the expiration of such three month period.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipt evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so cancelled together with any certificate or other document of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this Receipt, of the Articles of Incorporation of the Company, of applicable laws and regulations and of the rules of the Taiwan Securities Central Depository Co. Ltd., and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than a whole number of Eligible Securities. In the case of the Delivery of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Securities, or (ii) sell or cause to be sold the fractional Eligible Securities represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

      Notwithstanding anything else contained in this Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs evidenced by this Receipt. At the request, risk and expense of any Holder surrendering ADSs represented by this Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

      (3) Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by this Receipt when cancelled, shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by this Receipt (when cancelled), shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated by Section 3.1 of the Deposit Agreement and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company establish consistent with the provisions of the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Eligible Securities are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Article (24) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S., ROC or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to ROC law, the rules and requirements of the Taiwan Stock Exchange, and of any stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities or Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      (6) Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits under applicable law, the SFC, the TSE or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares, Eligible Securities, or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

      (7) Liability of Holder for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities or ADSs, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. The Holders and Beneficial Owners may be asked to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of the inaccuracy of any information provided by such Holder and/or Beneficial Owner in order to obtain any refund of taxes, reduced rate of withholding at source or other tax benefit on behalf of such Holder and/or Beneficial Owner.

      (8) Representations and Warranties on Deposit of Eligible Securities. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

      If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties and to provide such other information or documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such other documents or information are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, (ii) any other information or documents which the Company may reasonably request and which the Depositary shall reasonably request and receive from any Holder or Beneficial Owner or any person presenting Eligible Securities for deposit or ADSs for cancellation, transfer or withdrawal, and (iii) in the case of withdrawal of Shares, any information and documents provided by Holders to the Depositary, in accordance with Exhibit C of the Deposit Agreement. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

      (10) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements); and

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs or securities pursuant to stock dividends or other free stock distributions (e.g., spin-off shares) or upon the exercise of rights to purchase additional ADSs.

      In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:


            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable on the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. The Depositary shall have no obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

      (12) Validity of Receipt. This Receipt (and the American Depositary Shares represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

      (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's New York City office located at

Seven World Trade Center, 13th Floor, New York, New York 10048. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any instruction soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also mail to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement.

      The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

      If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

      The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.

Dated:                                 CITIBANK, N.A.
                                       as Depositary
Countersigned


By: _________________________          By: ________________________
    Authorized Representative              Vice President

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the ROC, whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.7 of the Deposit Agreement) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.7 of the Deposit Agreement) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

      Subject always to the laws and regulations of the ROC, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 of the Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 thereof, and the laws and regulations of the ROC, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject to the laws and regulations of the ROC and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in
Section 4.1 of the Deposit Agreement. In the event that (x) the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligation under Section 5.7 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the ROC, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Subject always to the laws and regulations of the ROC, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.3.2 of the Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.8 of the Deposit Agreement) and establish procedures to distribute rights to purchase additional ADSs (by means of warrants or otherwise) and to enable the Holders to exercise such rights (upon payment of applicable (a) fees and charges of; and reasonable expenses incurred by, the Depositary and (b) taxes). The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs).

      If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practical. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in
Section 4.1 of the Deposit Agreement.

      If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.3.1 of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.3.2 of the Deposit Agreement, the Depositary shall allow such rights to lapse.

      The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything to the contrary in Section 4.3 of the Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      Because ROC law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

      Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

      Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in the paragraph above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including by public or private sale) as the Depositary, may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

      Subject always to the laws and regulations of the ROC and to the terms of
Article IV of the Deposit Agreement, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

      (15) Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 60 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall mail to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the reasonable expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of Section 4.7 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

      (16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Eligible Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of instructions, of holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Eligible Securities represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any). Subject to applicable law and the provisions of Section 4.1 through
4.7 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      (17) Voting of Deposited Securities. (a) Voting by Shareholders. The ROC Company Law and the Articles of Incorporation of the Company, in each case, as in effect on the date hereof, provide that: (i) a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, except that the number of votes of a holder of more than 3% of the total outstanding Shares is discounted by the Company by a factor of 2% of that portion of the Shares held in excess of 3% (e.g., a holder of 10% of the total outstanding Shares would be permitted to exercise voting rights only with respect of a 9.86% of such Shares) and (ii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Shares held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner). The voting rights attaching to the Deposited Securities must be exercised by, or on behalf of, the Depositary, as representative of the Holders, collectively in the same manner, except in the case of an election of directors and supervisors, which shall be on a cumulative basis. Deposited Securities which have been withdrawn from the ADR Facilities and timely transferred on the Company's register of shareholders to a person other than the Depositary may be voted by the registered holder(s) thereof directly, subject, in each case, to the limitations of ROC law and the Articles of Incorporation of the Company. Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

      (b) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary, without liability, to appoint the Chairman of the Board of Directors of the Company (or his/her designate) (the "Voting Representative"), as representative of the Depositary, the Custodian or the nominee who is registered in the ROC as representative of the Holders in respect of the Deposited Securities (the "Registered Holder"), to vote the Shares or other Deposited Securities in accordance with the terms hereof.

      The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC), including, without limitation, a list of candidates proposed by the Company for an election of directors or supervisors (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.8 of the Deposit Agreement) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record

Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement including, a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to deliver the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting. If the Depositary has not delivered the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADRs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, at its sole discretion, to send such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

      Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

      (c) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election directors and/or supervisors), the Depositary shall notify to and appoint the Voting Representative as the representative of the Depositary and the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding (including Temporary ADSs) in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder.

      (d) Management Instruction. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in Section 4.9 of the Deposit Agreement), the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary to give a discretionary instruction (a "Management Instruction") to the Voting Representative as the representative of the Registered Holder to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the interests of the Holders.

      The Depositary's grant of a Management Instruction in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Instruction are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.9 of the Deposit Agreement and will not be subject to any potential liability under ROC law for losses arising from such voting. In the event the Depositary does not receive such opinion, the Depositary will not grant the Management Instruction but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law but will not cause the Deposited Securities to be voted or the Management Instruction to be granted.

      The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with Section 4.9 of the Deposit Agreement. The terms of Section 4.9 of the Deposit Agreement may be amended from time to time in accordance with the terms of the Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of Section 4.9 of the Deposit Agreement as so amended.

      (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement securities, as applicable. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional or replacement Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (19) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, the ROC or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,
(iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

      (20) Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

      The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

      Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

      The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. Provided that the Depositary acts or omits to act in good faith and without negligence, the Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company or for the failure of the Company to exchange any Certificate of Payment into Shares. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

      (21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall be required by the Company to execute and deliver to its immediate predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor (other than as contemplated in Section 5.8 and 5.9 of the Deposit Agreement). The immediate predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (22) Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to this Receipt until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of this Receipt. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and this Receipt in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws or rules or regulations.

      (23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of this Receipt will, upon surrender of this Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions set forth therein and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the ROC, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

      (24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Eligible Securities or ADSs; provided, however, that, subject to ROC law and regulations, the Depositary may (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Eligible Securities upon the receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Eligible Securities in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Eligible Securities are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Notwithstanding any other provision of the Deposit Agreement, the Depositary shall not issue ADSs prior to the receipt of Eligible Securities in the case of the deposit of Eligible Securities to be made by the Company in connection with an offering of ADSs or pursuant to Sections 4.2 or 4.3 of the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable law.

      The Depositary will normally limit the number of ADSs involved in new Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.

      The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). Neither Temporary ADSs nor any interest in any Payment Certificate shall be eligible for Pre-Release-Transactions under the Deposit Agreement.

      (26) Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.
(a) Proposals by Shareholders. The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the traditional Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements and all punctuation marks) in length, (ii) the Proposal is submitted to the Company during the period for submission of Proposals (the "Submission Period") announced by the Company (it being agreed by the Company that the Company shall announce publicly each year the Submission Period and the place for eligible shareholders to submit the Proposal in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. For the avoidance of doubt, shareholders shall have no right to nominate candidates for election as directors at a meeting of the Company's shareholders pursuant to the Articles of Incorporation of the Company, as in effect on the date hereof. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders. In addition, the Company has no obligation to give notice of noncompliance and/or opportunity to cure for any Proposal which fails to satisfy the requirements and conditions of the ROC laws.

      (b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners. Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one
(1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the traditional Chinese language or in English language along with traditional Chinese translation and does not exceed 300 traditional Chinese characters (including the reason(s) for the

Proposal, all accompanying supporting statements, and all punctuation marks) in length and in the case of English proposal, the length and the content of the proposal shall be determined based on the Chinese translation, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of
(y)(i) above)), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of all Submitting Holders. Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder's, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) or to vote the Shares represented by all the outstanding ADSs at such annual ordinary meeting of the Company's shareholders.

      Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company during the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five
(5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals, except for the first Proposal, received by the Depositary from such Submitting Holder(s) and shall submit only the first of such Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s). The Proposal submitted by the Depositary is still subject to review by the board of directors of the Company and there is no assurance that the Proposal will be accepted by the board of directors and will be included in the agenda of the ordinary shareholders' meeting. In addition, if the Company determines that, at the discretion of the Company, the Proposal submitted by the Depositary does not qualify, the Company has no obligation to notify the Depositary or to allow the Depositary to modify such Proposal.

      Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _____________________ whose taxpayer identification number is _______________________________ and whose address including postal zip code is
__________________________ the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________
attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

                  Dated:

                                       Name: _________________________________
                                       By:
                                       Title:

                        NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                        If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                        All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

SIGNATURE GUARANTEED

                                   EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

(I)   Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

--------------------------------------------------------------------------------
           Service                   Rate                   By Whom Paid
--------------------------------------------------------------------------------
(1) Issuance of ADSs upon   Up to U.S. $5.00 per 100   Person depositing Shares
    deposit of Shares       ADSs (or fraction          or person receiving ADSs.
    (excluding issuances    thereof) issued.
    as a result of
    distributions
    described in
    paragraph (4) below).
--------------------------------------------------------------------------------
(2) Delivery of Deposited   Up to U.S. $5.00 per 100   Person surrendering ADSs
    Securities against      ADSs (or fraction          for purpose of withdrawal
    surrender of ADSs.      thereof) surrendered.      of Deposited Securities
                                                       or person to whom
                                                       Deposited Securities are
                                                       delivered.
--------------------------------------------------------------------------------
(3) Distribution of cash    Up to U.S. $2.00 per 100   Person to whom
    dividends or other      ADSs (or fraction          distribution is made.
    cash distributions      thereof) held.
    (i.e., sale of rights
    and other
    entitlements).
--------------------------------------------------------------------------------
(4) Distribution of ADSs    Up to U.S. $5.00 per 100   Person to whom
    or securities           ADSs (or fraction          distribution is made.
    pursuant to (i) stock   thereof) held.
    dividends or other
    free stock
    distributions (e.g.,
    spin-off shares), or
    (ii) exercise of
    rights to purchase
    additional ADSs.
--------------------------------------------------------------------------------

(II)  Charges

            Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

                                    EXHIBIT C

                      FORM OF CERTIFICATION UPON WITHDRAWAL

                                   EXHIBIT C-1
                                    LONG FORM

            Certification and Agreement of Persons Surrendering ADRs
              for the Purpose of Withdrawal of Deposited Securities
                Pursuant to Section 2.7 of the Deposit Agreement


Citibank, N.A.
Depositary Receipts Department
388 Greenwich Street, 14th Floor
New York, New York 10013

                     Re: United Microelectronics Corporation

            We refer to the Deposit Agreement, dated as of September 21, 2000 (as amended from time to time, the "Deposit Agreement"), among UNITED MICROELECTRONICS CORPORATION (the "Company"), CITIBANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

            1. We are surrendering ADSs for the purpose of withdrawal of the Deposited Securities represented by the ADSs pursuant to Section 2.7 of the Deposit Agreement.

            2. We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) to comply with all requests from the Company pursuant to ROC laws or regulations, the rules and requirements of the Taiwan Stock Exchange, any other stock exchange on which the ADSs or the Deposited Securities are, or may be, traded or listed, and the Articles of Incorporation and Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which we (or our client) hold(s) or own(s) the ADSs or Deposited Securities and regarding the identity of any other person then or previously interested in such ADSs or Deposited Securities, the nature of such interest and various related matters, whether or not we (they) are holders and/or beneficial owners of ADSs or Deposited Securities at the time of such request.

            3. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

 Please check the applicable box in (a) below and complete (b) in its entirety.

            (a)(i) |_| Recipient of Deposited Securities withdrawn hereby ("Recipient") is a "Related Person" of the Company (as defined below).

                                       or

            (ii) |_| The aggregate number of Deposited Securities to be received by the Recipient upon the surrender of ADSs for the withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement will exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian.*

* To determine the number of Deposited Securities on deposit, please visit the Taiwan Stock Exchange's website at:
http://emops.tse.com.tw/server-java/t47hsc01_e?step=0&TYPEK=sii

                                       AND

            (b)(i) Recipient hereby withdraws ____________ Deposited Securities of the Company,

                                       AND

            (ii) Recipient has withdrawn an aggregate of ____________ Deposited Securities of the Company during this calendar month.

                                       AND

            (iii) We hereby certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that the following information is true and correct:

            Name of Beneficial Owner of ADSs:___________________________________

            ____________________________________________________________________

            Address of Beneficial Owner of ADSs:________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            Nationality of Beneficial Owner of ADSs:____________________________

            Name of Recipient:__________________________________________________

            Nationality of Recipient:___________________________________________

            Identity Number of Recipient (only required if Recipient is a ROC person):____________________________________________________________

            Number of ADSs surrendered hereby:__________________________________

            Number of Deposited Securities withdrawn hereby:____________________

      The aggregate number of Deposited Securities Recipient has received upon all withdrawals since execution of the Deposit Agreement:_________________

            TDCC Book-Entry Account Number of Recipient:________________________

            TDCC Book-Entry Account Name:_______________________________________

      Name of Custodian (only required if Recipient is a non-ROC person):

      __________________________________________________________________________

            Address of Custodian:_______________________________________________

            ____________________________________________________________________

            Contact Person at Custodian:________________________________________

            Telephone Number of Custodian:______________________________________

            Facsimile Number of Custodian:______________________________________

            Foreign Investor Investment I.D. (only required if Recipient is a non-ROC person):____________________________________________________

            ____________________________________________________________________

            4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the information contained in paragraph 3 hereof that is applicable to it.


            Date: ____________________

                                            Very truly yours,

                                            [NAME OF CERTIFYING ENTITY]


                                            By: _______________________________
                                                Name
                                                Title:

--------------------------------------------------------------------------------

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

      (a)   (i)   a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree (as defined under the Civil Code of the Republic of China);

            (ii) a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;

            (iii) a director, supervisor or general manager, vice-general manager, assistant general manager, or departmental head of the Company reporting to the general manager of the Company;

            (iv) the spouse of a director, supervisor or general manager of the Company; or

            (v) a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree (as defined under the Civil Code of the Republic of China).

                                       or

      (b) A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the Republic of China (the "Equity Method"), or a person or entity which uses the Equity Method to account for an investment in the Company.

                                   EXHIBIT C-2
                                   SHORT FORM


            Certification and Agreement of Persons Surrendering ADRs
              for the Purpose of Withdrawal of Deposited Securities
                Pursuant to Section 2.7 of the Deposit Agreement


Citibank, N.A.
Depositary Receipts Department
388 Greenwich Street, 14th Floor
New York, New York 10013

                     Re: United Microelectronics Corporation

            We refer to the Deposit Agreement, dated as of September 21, 2000 (as amended from time to time, the "Deposit Agreement"), among UNITED MICROELECTRONICS CORPORATION (the "Company"), CITIBANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

            1. We are surrendering ADSs for the purpose of withdrawal of the Deposited Securities represented by the ADSs pursuant to Section 2.7 of the Deposit Agreement.

            2. We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) to comply with all requests from the Company pursuant to ROC laws or regulations, the rules and requirements of the Taiwan Stock Exchange, any other stock exchange on which the ADSs or the Deposited Securities are, or may be, traded or listed, and the Articles of Incorporation and Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which we (or our client) hold(s) or own(s) the ADSs or Deposited Securities and regarding the identity of any other person then or previously interested in such ADSs or Deposited Securities, the nature of such interest and various related matters, whether or not we (they) are holders and/or beneficial owners of ADSs or Deposited Securities at the time of such request.

            3. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that the aggregate number of Deposited Securities to be received by us (it) upon the surrender of ADSs for the withdrawal of Deposited Securities pursuant to the Deposit Agreement does not exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian.(1)

            4. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that we are (it is) not a "Related Person" of the Company (as defined below).(2)


                  Date: ____________________

                                               Very truly yours,

                                               [NAME OF CERTIFYING ENTITY]


                                               By: _____________________________
                                                   Name
                                                   Title:

----------
(1) PLEASE NOTE THAT IN ORDER TO ASCERTAIN THE TOTAL NUMBER OF DEPOSITED SECURITIES CURRENTLY ON DEPOSIT WITH THE CUSTODIAN, PLEASE VISIT THE TAIWAN STOCK EXCHANGE'S WEBSITE AT:
http://emops.tse.com.tw/server-java/t47hsc01_e?step=0&TYPEK=sii

PLEASE FURTHER NOTE THAT IF YOU CANNOT CERTIFY (OR IF YOU ARE ACTING FOR THE ACCOUNT OF ANOTHER PERSON, SUCH PERSON HAS CONFIRMED TO YOU THAT IT CANNOT CERTIFY) THAT THE AGGREGATE NUMBER OF DEPOSITED SECURITIES TO BE RECEIVED UPON THE SURRENDER OF ADSs FOR THE WITHDRAWAL OF DEPOSITED SECURITIES PURSUANT TO THE DEPOSIT AGREEMENT WILL NOT EXCEED TEN PERCENT (10%) OF THE TOTAL NUMBER OF DEPOSITED SECURITIES CURRENTLY ON DEPOSIT WITH THE CUSTODIAN, YOU (IT) WILL NOT BE ABLE TO SURRENDER ADSs IN ORDER TO WITHDRAW DEPOSITED SECURITIES (OR GIVE INSTRUCTIONS TO DO SO) USING THIS FORM OF WITHDRAWAL CERTIFICATION AND INSTEAD, YOU (IT) MUST COMPLETE AND DELIVER TO THE DEPOSITARY A LONG FORM OF WITHDRAWAL CERTIFICATION THAT CAN BE FOUND ON THE DEPOSITARY'S WEBSITE.

(2) PLEASE NOTE THAT IF YOU CANNOT CERTIFY (OR IF YOU ARE ACTING FOR THE ACCOUNT OF ANOTHER PERSON, SUCH PERSON HAS CONFIRMED TO YOU THAT IT CANNOT CERTIFY) THAT YOU ARE (IT IS) NOT A "RELATED PERSON" OF THE COMPANY (AS DEFINED BELOW) AS SET FORTH IN PARAGRAPH 4 ABOVE AND YOU (IT) WISH(ES) TO SURRENDER ADSs OR GIVE WITHDRAWAL INSTRUCTIONS FOR THE PURPOSE OF WITHDRAWAL OF THE DEPOSITED SECURITIES PURSUANT TO THE DEPOSIT AGREEMENT, YOU (IT) WILL NOT BE ABLE TO SURRENDER ADSs IN ORDER TO WITHDRAW DEPOSITED SECURITIES (OR GIVE INSTRUCTIONS TO DO SO) USING THIS FORM OF WITHDRAWAL CERTIFICATION AND INSTEAD, YOU (IT) MUST COMPLETE AND DELIVER TO THE DEPOSITARY A LONG FORM OF WITHDRAWAL CERTIFICATION THAT CAN BE FOUND ON THE DEPOSITARY'S WEBSITE.

--------------------------------------------------------------------------------

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

      (a)   (i)   a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree (as defined under the Civil Code of the Republic of China);

            (ii) a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;

            (iii) a director, supervisor or general manager, vice-general manager, assistant general manager, or departmental head of the Company reporting to the general manager of the Company;

            (iv) the spouse of a director, supervisor or general manager of the Company; or

            (v) a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree (as defined under the Civil Code of the Republic of China).

                                       or

      (b) A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the Republic of China (the "Equity Method"), or a person or entity which uses the Equity Method to account for an investment in the Company.